Exhibit (a)(iii)

SCHEDULE A

TO

MUNDER SERIES TRUST

DECLARATION OF TRUST

SERIES AND CLASSES

As of May 15, 2012

Series	Classes
Munder Bond Fund	A, B, C, K and Y
Munder Growth Opportunities Fund	A, B, C, R and Y
Munder Index 500 Fund	A, B, K, R and Y
Munder Integrity Mid-Cap Value Fund	A and Y
Munder Integrity Small/Mid-Cap Value Fund	A and Y
Munder International Equity Fund	A, B, C, K and Y
Munder International Fund-Core Equity	A, C, Y and I
Munder International Small-Cap Fund	A, C, R6, Y and I
Munder Large-Cap Value Fund	A, B, C, K, R and Y
Munder Micro-Cap Equity Fund	A, B, C, K, R and Y
Munder Mid-Cap Core Growth Fund	A, B, C, K, R, R6 and Y
Munder Veracity Small-Cap Value Fund	A, B, C, K, R, R6 and Y

IN WITNESS WHEREOF, the Trustees named below have executed this Schedule A to the Declaration of Trust as of May 15, 2012.

/s/ Joseph E. Champagne Joseph E. Champagne	/s/ Lisa A. Payne Lisa A. Payne

/s/ Thomas D. Eckert Thomas D. Eckert	/s/ Arthur T. Porter Arthur T. Porter

/s/ John Engler John Engler	/s/ John Rakolta, Jr. John Rakolta, Jr.

/s/ Michael T. Monahan Michael T. Monahan